                                                                   EXHIBIT 3.3.2

                             ACAP STOCK PUT OPTION

Subject to, and in accordance  with,  the terms and conditions of this agreement
("Acap  Stock Put  Option"),  UTG,  Inc.  ("Grantor")  agrees to  purchase  from
___________________  ("Option Holder") XX-YYY (___) shares of Acap Common Stock,
$.10 per share par value  ("Option  Shares"),  and the  Parties  hereto make and enter into the other agreements set forth herein.

The parties to this Acap Stock Put Option are UTG, Inc., a Delaware  corporation with its principal office in Springfield,  Illinois,  and the Option Holder,  an
individual resident of Houston, Harris County, Texas ("Parties").

The Parties acknowledge that this Acap Stock Put Option is granted by Grantor to
Option  Holder  pursuant to a Stock  Purchase  Agreement  between  UTG,  Inc. as
Purchaser and the Sellers identified  therein,  dated August 7, 2006,  providing for a transaction,  which was  consummated on December 8, 2006, in which Grantor purchased  shares of Acap Common Stock from said  Sellers and Grantor  agreed to issue this Acap Stock Put Option.  Although  the Closing of said Stock  Purchase
Agreement has been consummated as aforesaid,  it is incorporated herein and made a part hereof by reference thereto for all purposes.

Now, therefore, in consideration of the foregoing, the Parties agree as follows:

1.   Option. Pursuant to this Acap Stock Put Option, Option Holder has the right and option to sell the Option Shares to Grantor as herein provided, for the
     Purchase  Price as  hereinafter  set  forth.  This  right and option may be exercised at any time,  and from time to time,  prior to the  expiration of the Option Period, as defined in Section 6 below.

2.   "Exercise" as used herein means the delivery by Option Holder of

     (i)  a duly completed and executed written notice of exercise,  in the form attached hereto ("Notice of Exercise") and

     (ii) the certificate or certificates,  as the case may be, representing not less  than the  number of shares  of Acap  Common  Stock  that are the subject of the exercise,  together with validly  executed stock powers endorsed in blank,

to Grantor in  accordance  with this Acap Stock Put Option,  which  event,  upon occurrence,  shall  obligate  Grantor to pay to the Option  Holder the  Purchase
Price for the number of Option Shares which are the subject of such exercise, at the time and manner as herein  provided.  Each Notice of  Exercise so  delivered shall be deemed to be a part of this Acap Stock Put Option.

3.   Number of Shares of Acap Common Stock: Option Holder may exercise this Acap
     Stock Put Option on any  occasion  selected by Option  Holder  prior to the expiration of the Option Period and on each such occasion may elect to sell any number of the Option Shares, provided the aggregate number of shares of common stock of Acap sold pursuant to this Acap Stock Put  Agreement  shall not exceed the total number of Option  Shares.  The number of Option Shares to be sold to Grantor on any single  exercise shall be designated by Option
     Holder in the Notice of  Exercise.  If there is a  difference  between  the number of Option Shares designated to be sold in the Notice of Exercise and the number of shares represented on said stock certificate or certificates, as the case may be,  submitted to Grantor to effect the  exercise,  Grantor shall promptly request Acap to issue and deliver a new stock certificate to the Option  Holder  representing  the number of shares of Acap Common Stock equal to such difference.

4.   Purchase  Price and Method of  Payment.  The  purchase  price to be paid by
     Grantor for each of the shares of the Option  Shares  purchased  by it upon exercise as herein  provided  shall be equal to NINE THOUSAND SEVEN HUNDRED
     FORTY TWO DOLLARS  ($9,742) per share of Acap Common  Stock,  increased for each day  between  the  Effective  Date hereof and the date such shares are purchased at an annual rate of 5% compounded daily ("Purchase Price").  All payments  to be  made  by  Grantor  shall  be in the  form  of  immediately available funds by bank wire transfer made and completed on the Due Date as herein  defined or as otherwise  authorized in writing by the Option Holder in the Notice of Exercise.

5.   Time  When  Purchase  Price  is Due,  Interest  on  Past  Due  Amount,  and
     Collection Costs. The "Due Date" as used herein means the date on which the purchase and sale of Option Shares upon exercise shall be effective and the date on which the  Purchase  Price  shall be due and  payable by Grantor to
     Option Holder,  which shall be the third business day following the date of exercise.  If the  Purchase  Price  is not paid in full on such Due Date as aforesaid, the amount due but not paid on such Due Date ("Past Due Amount")
     shall bear  interest,  compounded  annually,  at the prime rate of interest reflected  in the Wall Street  Journal on the day on which such payment was due,  or, if less,  the maximum  rate of  interest  permitted  by law,  and
     Grantor shall be liable to Option Holder for any and all  reasonable  costs incurred by Option  Holder in the  collection  of such Past Due Amount plus interest thereon, including attorneys' fees.

6.   Period of Time Within Which the Option May Be Exercised: The period of time during which the Option  Holder may exercise this Acap Stock Put Option and sell Option Shares to Purchaser hereunder is the period which begins on the
     Effective  Date of this Acap Stock Put  Option  and ends at 5 p.m.  Central
     Time on December  16,  2007,  at which time the Acap Stock Put Option shall expire ("Option Period").

7.   Method of Exercise and Delivery of Notices: Any exercise of this Acap Stock
     Put  Option,  or any  portion  thereof,  shall be valid  if the  Notice  of
     Exercise,  stock  certificate  or  certificates,  as the case  may be,  and accompanying  stock  powers  required  for such  exercise,  as described in
     Section 2, are delivered to Grantor as herein provided at Grantor's address shown below (or to the changed  address,  if validly changed) by use of any commercially  reasonable  and common  delivery  service  (such as certified mail,  return receipt  requested,  overnight  delivery  service,  messenger service,  or by  Option  Holder  personally).  The  date of  delivery,  and therefore  the date of  exercise,  shall be the date on which the Notice of
     Exercise,  the certificate or  certificates,  as the case may be, and stock powers are actually  delivered to Grantor at Grantor's  address shown below
     (or to the  changed  address,  if  validly  changed,  as the  case may be), according  to  appropriate  evidence of the date of  delivery,  such as the related delivery ticket. For the purpose of the exercise of this Acap Stock
     Put  Option,  or for the  purpose  of  delivery  of any  written  notice or communication to Grantor, Grantor's address is:

         UTG, Inc.
         Attention: President
         5250 South Sixth Street
         Springfield, Illinois 62703

Grantor may elect to change the above address. To effect such change of address,
Grantor  must  provide  to Option  Holder in  writing a notice of any  change of address  ("Address Change Notice") not less than ten (10) days in advance of any such change of address,  and Grantor hereby warrants that the above address,  or any address  designated  in any Address  Change Notice if  applicable,  shall be available  and open to receive the  documentation  required to be  delivered  on exercise during normal business hours on any day on which financial institutions are normally  open.  For the purpose of providing any Address Change Notice from
Grantor to Option Holder, or any other written notice of communication  from one
Party to the  other,  a Party may use any  commercially  reasonable  and  common delivery service (such as certified mail,  return receipt  requested,  overnight delivery service,  messenger service,  or by the Party personally).  The date of delivery,  and therefore the date of such notice, shall be the date on which the
Change of Address  Notice or other  written  communication,  as the case may be, is/are  actually  delivered to the Party addressed at such Party's address shown herein (or to the changed address, if validly changed by such Party, as the case may be), according to appropriate evidence of the date of delivery,  such as the related delivery ticket.  For the purpose of a Change of Address Notice or other written communication from Grantor to Option Holder, Option Holder's address is:

                  _________________________________

                  _________________________________

                  _________________________________

Option Holder may change such address by delivering to Grantor a written  notice of such change of address,  if any,  in the same  manner  provided  herein for a change in the address of Grantor.

8.   Hold Harmless  Agreement.  In accordance  with the requirement set forth in the Stock  Purchase  Agreement,  Option  Holder hereby agrees to indemnify, defend and hold harmless  Grantor,  Acap and their respective  subsidiaries and affiliates including,  without limitation,  their officers,  directors, employees and  shareholders  and those of its  subsidiaries  and affiliates from and against all Losses (as defined below) that arise out of

          (a) the non-performance of any covenants,  agreements,  obligations or commitments  contained in this Acap Stock Put Option,  including any Notice of Exercise delivered hereunder, or in any exhibit,  schedule,  certificate or other document  delivered  pursuant  hereto  required to be performed by
     Option Holder; or

          (b) any claim or claims by any current or former Acap  shareholder  or shareholders or any governmental  authority against Grantor, Acap or any of their subsidiaries relating to any action or actions taken by Acap prior to the Closing; or

          (c) the fact that any representation or warranty made by Option Holder in this Acap Stock Put Option,  including any Notice of Exercise  delivered hereunder,  or in any  exhibit,  schedule,  certificate  or other  document delivered pursuant hereto was untrue as of the date made .

As used in this  Section  8,  "Loss"  and/or  "Losses"  shall mean all any loss, liability, claim, damage, expense (including costs of investigation and defense,
reasonable  attorneys'  fees  and  expert  witness  fees),  including,   without
limitation,  all  expenses  reasonably  incurred  as a  result  of any  actions,
lawsuits,  proceedings,   investigations,   claims,  demands,  assessments,  and
damages,  penalties,  interest,  judgments or settlements  resulting  therefrom, including,  without limitation,  costs and expenses of litigation and reasonable attorneys' fees, and includes all Losses sustained by Acap and its subsidiaries.

To the extent any indemnification  obligation under this Section relates to Acap
Losses  [defined as Losses that are suffered by Acap and its  subsidiaries,  and includes Losses  Purchaser or any of Purchaser's  subsidiaries  (other than Acap and its  subsidiaries)  or affiliates  elect to incur in the defense of Acap and its  subsidiaries],  then the  liability of Option  Holder  therefor  under this
Section 8 (i) shall be limited to the  fraction  of such Loss that  matches  the
fractional   relationship  that  the  Option  Shares  bear  to  the  issued  and outstanding shares of Acap as of the Effective Date hereof (the aggregate number of the  Option  Shares  being  the  numerator  and  the  number  of  issued  and
outstanding   shares  of  Acap  as  of  the  Effective  Date  hereof  being  the denominator)  and (ii) shall not exceed the  aggregate  purchase  price paid for such shares hereunder.  However,  to the extent any  indemnification  under this
Section relates to Grantor or any of Grantor's subsidiaries (other than Acap and its subsidiaries) or affiliates, or Grantor's officers, directors, employees and shareholders  and those of its  subsidiaries  and  affiliates  (apart  from Acap
Losses as stated in the immediately  preceding  sentence),  then the limitations stated in the immediately preceding sentence do not apply.

9.   Miscellaneous.

9.1  Applicable Law, Venue and Jurisdiction. This Acap Stock Put Option shall be construed and enforced in  accordance  with the laws of the State of Texas,
     excluding  any   conflicts-of-law   rule  or  principle  that  might  refer
     construction  of such provisions to the laws of another  jurisdiction.  The
     Parties  agree that this Acap Stock Put Option was made and entered into in
     Houston,  Harris County,  Texas. In the event of a dispute  concerning this
     Acap  Stock Put  Option,  the  Parties  agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

9.2  Benefit. Except as otherwise expressly provided herein, this Acap Stock Put
     Option shall be binding upon, and enforceable  against,  the Parties hereto and shall inure to the  exclusive  benefit of the Parties  hereto and their successors or permitted assigns, except as enforceability may be limited by applicable  bankruptcy  laws or similar laws  affecting the  enforcement of
     creditors'  rights  generally  or  by  equitable   principles  relating  to
     enforceability.

9.3  Third Parties.  Except as otherwise  expressly  provided herein,  this Acap
     Stock Put Option is not intended  to, and shall not,  convey or provide any right or benefit to any  person,  individual  or entity that is not a party hereto.

9.4  Waiver. Except as otherwise expressly provided herein,  neither the failure nor any delay on the part of any party  hereto in  exercising  any  rights, power or remedy  hereunder  shall  operate as a waiver  thereof,  or of any other right,  power or remedy;  nor shall any single or partial exercise of any right,  power or remedy preclude any further or other exercise thereof, or the exercise of any other right, power or remedy.

9.5  Interpretation.  It is acknowledged by the Parties that this Acap Stock Put
     Option has undergone several drafts with the negotiated suggestions of both and, therefore, no presumptions shall arise favoring any party by virtue of the authorship of any of its provisions.

9.6  Gender and Number.  Where  appropriate,  words that may be gender  specific shall  apply  equally to either the  masculine  or feminine  forms,  as the context requires, and words that may be number specific shall apply equally to the singular and plural forms, as the context requires.

9.7  Entire Agreement and Amendment.  This Acap Stock Put Option,  together with each  Notice  of  Exercise  delivered  hereunder,  constitutes  the  entire
     agreement  and  understanding   between  the  Parties  hereto,  and  it  is
     understood and agreed that all  undertakings,  negotiations  and agreements heretofore had between the Parties are merged  herein.  This Acap Stock Put
     Option  (and  each  Notice  of  Exercise  delivered  hereunder)  may not be modified orally, but may be modified only by an agreement in writing signed by Grantor and Option Holder,  and delivered  each to the other.  Except as expressly  provided herein, no waiver of any of the provisions of this Acap
     Stock Put Option (or each Notice of Exercise delivered  hereunder) shall be valid  unless it is in writing and signed by the Party  against  whom it is sought to be enforced,  and  delivered to the other Party,  as the case may
     be.

9.8  Assignment.  This Acap Stock Put Option shall be assignable by Grantor only with the written  consent of the Option Holder,  and shall be assignable by
     Option Holder only with the written consent of Grantor.

9.9  Severability.  If any  provision  of this Acap Stock Put Option is invalid, illegal or  unenforceable,  the balance of this Acap Stock Put Option shall remain in full force and  effect  and this Acap  Stock Put Option  shall be construed  in all  respects as if such  invalid,  illegal or  unenforceable provision were omitted.  If any provision is  inapplicable to any person or circumstance,  it  shall,  nevertheless,  remain  applicable  to all  other persons and circumstances.

9.10 Headings.  Any  paragraph  headings  in this Acap  Stock Put Option are for convenience  of  reference  only,  and  shall  be given  no  effect  in the construction  or  interpretation  of this  Acap  Stock  Put  Option  or any provisions thereof.

9.11 Counterparts.  This Acap Stock Put Option may be executed simultaneously in two or more counterparts  (including execution by facsimile  transmission), each of which  shall be  deemed  an  original,  and  which  together  shall constitute but one and the same instrument.

9.12 Expenses.  Unless otherwise  expressly provided herein,  Grantor and Option
     Holder shall each bear all expenses  incurred by it in connection  with the preparation,  performance and consummation of the transactions contemplated by this Acap Stock Put Option.

9.13 Effective  Date.  This Acap Stock Put Option is effective as of December 8,
     2006.

10.  Release.  In  consideration  of the grant the of option  pursuant this Acap
     Stock Put Option and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,  Option Holder, for himself or herself  and  his or  her  heirs,  legal  representatives,  successors  and assigns,  agrees to and does hereby release and forever discharge  Grantor,
     Acap and their respective  subsidiaries and affiliates  (collectively,  the
     "Released Parties"),  from any and all rights (including without limitation any indemnification  rights), claims, demands, actions and causes of action at law and in equity, known or unknown,  contingent or direct, which Option
     Holder ever had or has on the date hereof and that anyone claiming  through or under Option Holder may have as of the Effective Date hereof or claim to have as of the Effective Date hereof against the Released  Parties,  except for  any  claims  arising  under  the  Stock  Purchase  Agreement  and  the transactions  contemplated thereby (to the extent Option Holder is a Seller thereunder) or this Acap Stock Put Option and the transactions contemplated hereby,  [and,  to the  extent  the  Option  Holder  is Mike  Rambo or John
     Cornett,  except for  compensation  and benefits to which Option  Holder is entitled as of the  Effective  Date hereof under his  employment  agreement with a Released  Party,  as disclosed to Grantor  prior to execution of the
     Stock Purchase  Agreement,]  [and,  with respect to any other Option Holder who is an  employee  of a Released  Party,  except for salary and  benefits earned to and  including  the Closing  Date].  Option  Holder  acknowledges
     Grantor  is  relying  on this  Release  in  consummating  the  transactions contemplated  by the Stock  Purchase  Agreement and entering into this Acap
     Stock Put Option Agreement.

     IN WITNESS  WHEREOF,  the Parties  have duly  executed  this Acap Stock Put
Option, and made delivery thereof, as of the Effective Date.

                                       UTG, Inc., GRANTOR

                                       By: _____________________________________
                                                 Theodore C. Miller
                                                 Senior Vice President

                                       OPTION HOLDER

                                       By: _____________________________________

                               Notice of Exercise
                of Acap Stock Put Option, dated December 8, 2006
    between UTG, Inc. ("Grantor") and ___________________ ("Option Holder")

Number of Option Shares subject to this exercise: _______

Accompanying this Notice of Exercise are
          • stock  certificates  representing the above  referenced  Option
               Shares, together with

          • stock powers duly endorsed in blank

     Note:  Any  shares  in  excess  of  the  above  referenced   Option  Shares
     represented by the accompanying stock  certificate(s) shall be reregistered in the name of the Option Holder.

Option Holder represents and warrants to Grantor:

          A.  Option  Holder is the  record  and  beneficial  owner of the above referenced  Option  Shares,  free and  clear  of all  Liens  (as  hereafter defined).  As used herein, "Lien" means any mortgage,  pledge,  assessment, security interest,  lease,  sublease,  lien, claim,  levy,  charge,  proxy, voting  agreement,  restriction  or other  obligation or encumbrance of any kind, or any conditional sale contract,  title retention contract, or other contract to give or to refrain from giving any of the foregoing.

          B.  Upon  purchase  of the above  referenced  Option  Shares  pursuant hereto,  the Grantor will acquire good and marketable  title to the Shares, free and clear of all Liens.

          C. The above  referenced  Option Shares are not subject to or affected by any voting trust,  proxy or other agreement or understanding  that could affect the ability to vote those  shares or the right to receive  dividends declared with respect thereto.

          D. Option  Holder has the power and  authority  to enter into the Acap
     Stock Put Option and this Notice of Exercise  and to sell and  transfer the above referenced Option Shares.

          E.  Option  Holder  will,   on  request,   execute  and  deliver  such
     additional.  documents deemed necessary by Grantor to complete the sale and transfer to Grantor of the above  referenced  Option  Shares in  accordance with the terms of the Acap Stock Put Option and this Notice of Exercise.

The accuracy of the above  representations  and  warranties  are  conditions  to
Grantor's obligations.

Grantor is directed to wire  transfer the Purchase  Price  payable for the above referenced  Option  Shares in  accordance  with the  wire-transfer  instructions attached hereto as Exhibit A.

Date:
                                           OPTION HOLDER:

                                           By: _________________________________

                                                                       Exhibit A

Wire Transfer Instructions: